Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the annual report of First Social Networx Corp. (the “Company”) on Form 10-K for the year ended September 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Marilyn Stark, President of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 20, 2012	/s/ Marilyn Stark
Marilyn Stark, President
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.